UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2009

HuntMountain Resources Ltd.
(Exact Name of Registrant as Specified in its Charter)

Washington	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA		99019
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Item 1.02	Termination of a Material Definitive Agreement

On June 24, 2009 HuntMountain Resources Ltd. (“the Company”) announced that it had entered into a letter of intent with Sinomar Capital Corp. pursuant to which Sinomar Capital Corp. (“Sinomar”) intended to acquire a 100% interest in Cerro Cazador S.A. (“CCSA”), a wholly owned subsidiary of the Company, in a reverse takeover transaction (“the Qualifying Transaction”). The Qualifying Transaction, which was to be effected through the issuance of common and preferred shares of Sinomar with a combined deemed value of 15 million Canadian dollars, would result in the Company owning in excess of 80% of Sinomar’s common shares. Sinomar is a Capital Pool Corporation and is listed on the Toronto Venture Exchange (“the TSXV”) and therefore the Qualifying Transaction was subject to Exchange approval.

On December 31, 2009 the TSXV provided final approval for the Qualifying Transaction.

Item 2.01	Completion of Acquisition

On June 24, 2009 HuntMountain Resources Ltd. (“the Company”) announced that it had entered into a letter of intent with Sinomar Capital Corp. pursuant to which Sinomar Capital Corp. (“Sinomar”) intended to acquire a 100% interest in Cerro Cazador S.A. (“CCSA”), a wholly owned subsidiary of the Company, in a reverse takeover transaction (“the Qualifying Transaction”). The Qualifying Transaction, which was to be effected through the issuance of common and preferred shares of Sinomar with a combined deemed value of 15 million Canadian dollars, would result in the Company owning in excess of 80% of Sinomar’s common shares. Sinomar is a Capital Pool Corporation and is listed on the Toronto Venture Exchange (“the TSXV”) and therefore the Qualifying Transaction was subject to Exchange approval.

On December 31, 2009 the TSXV provided final approval for the Qualifying Transaction.

Item 9.01	Financial Statements and Exhibits

HuntMountain Resources Ltd. in acquiring its interest in Sinomar recapitalized its existing consolidated subsidiary, Cerro Cazador S.A., as such, this acquisition and reorganization does not require any proforma financial statements nor are there any effects upon the operating information of the Company previously disclosed in our filings with the Commision.  The prior financial statements filed in accordance with the TSXV rules in Canada of Sinomar will in the future reflect the recapitalization of CCSA, which will continue to be part of the Company’s consolidated financial statements filed with our  normal annual and periodic filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2010	By:
Bryn Harman, CFA